SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12



                          TELSCAPE INTERNATIONAL, INC.
                (Name of Registrant as Specified in its Charter)


      _____________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:
      2.    Form, Schedule or Registration Statement No.:
      3.    Filing Party:
      4.    Date Filed:

                          TELSCAPE INTERNATIONAL, INC.
                            2700 POST OAK, SUITE 1000
                              HOUSTON, TEXAS 77056


                                 APRIL 29, 1999


Dear Fellow Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of Telscape International, Inc. on June 21, 1999. The meeting will begin at 9:00 a.m. at The University Club, 5051 Westheimer, 355 Post Oak Tower, Houston, Texas 77056. The University Club is located in the same Galleria complex as Telscape's corporate offices.

      Information regarding each of the matters to be voted upon at the Annual Meeting is contained in the attached Proxy Statement. We urge you to read the Proxy Statement carefully. The Proxy Statement is being mailed to all stockholders on or about May 17, 1999.

      Because it is important that your shares be voted at the Annual Meeting, whether or not you plan to attend in person we urge you to complete, date and sign the enclosed proxy card and return it as promptly as possible in the accompanying envelope. If you are a stockholder of record and do attend the Annual Meeting and wish to vote your shares in person, even after returning your proxy, you still may do so.

      We look forward to seeing you in Houston on June 21, 1999.


Very truly yours,



E. Scott Crist                      Manuel Landa
Chief Executive Officer             Chairman of the Board

                          TELSCAPE INTERNATIONAL, INC.
                            2700 POST OAK, SUITE 1000
                              HOUSTON, TEXAS 77056

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 21, 1999

      As a stockholder of Telscape International, Inc. (the "Company"), you are hereby given notice of and invited to attend in person or by proxy the Annual Meeting of Stockholders of the Company to be held at The University Club, 5051 Westheimer, 355 Post Oak Tower, Houston, Texas 77056 on Tuesday, June 21, 1999 at 9:00 a.m. for the following purposes:

1. To elect seven directors for a one year term and until their successors are duly elected and shall qualify.

2. To transact such other business as may properly come before the meeting and any adjournment(s) thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

      The Board of Directors has fixed the close of business on April 26, 1999 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at such meeting and adjournment(s) thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at such meeting. The transfer books will not be closed.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, MANAGEMENT RESPECTFULLY REQUESTS THAT YOU DATE, EXECUTE AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED STAMPED ENVELOPE FOR WHICH NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

      By order of the Board of Directors



      Todd M. Binet, Secretary


Houston, Texas
April 27, 1999

                             YOUR VOTE IS IMPORTANT.
        PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                          TELSCAPE INTERNATIONAL, INC.
                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 21, 1999


TO OUR STOCKHOLDERS:

      This Proxy Statement is furnished to the stockholders of Telscape International, Inc. (the "Company") for use at the Annual Meeting of Stockholders on June 21, 1999, or at any adjournment or adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The enclosed proxy is solicited on behalf of the Board of Directors of the Company and is subject to revocation at any time prior to the voting of the proxy (as provided herein). Only stockholders of record at the close of business on April 26, 1999 (the "Record Date") are entitled to vote at the Annual Meeting. The approximate date on which this Proxy Statement and the enclosed form of proxy are first being sent to stockholders is May 17, 1999. The principal executive offices of the Company are located at 2700 Post Oak, Suite 1000, Houston, Texas 77056.

      The Annual Meeting has been called to consider and take action on the following proposals: (i) to elect seven directors to serve on the Board of Directors for a one year term and until their successors have been duly elected and shall qualify; and (ii) to transact such other business as may properly come before the Annual Meeting. The Company's Board of Directors has taken unanimous affirmative action with respect to each of the foregoing proposals and recommends that the stockholders vote in favor of each of the proposals.

                               VOTING REQUIREMENTS

      As of the Record Date, there were issued and outstanding 6,425,342 shares of the Company's common stock ($.001 par value per share) (the "Common Stock"), each of which is entitled to one vote. Only holders of record of shares of Common Stock as of the close of business on the Record Date will be entitled to vote at the Annual Meeting. The accompanying form of proxy is designed to permit each stockholder of record at the close of business on the Record Date to vote in the election of directors and on the proposals described in this Proxy Statement. The form of proxy provides space for a stockholder (i) to vote in favor of or to withhold voting for the nominees for the Board of Directors, (ii) to vote for or against each proposal to be considered at the Annual Meeting or
(iii) to abstain from voting on any proposal other than the election of director if the stockholder chooses to do so. The election of directors will be decided by a plurality of the votes cast. Pursuant to the Company's Articles of Incorporation, the affirmative vote of a majority of the shares entitled to vote, if a quorum is present, is required for action on all other matters.

      The holders of a majority of all of the shares of stock entitled to vote at the Annual Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained. Shares as to which authority to vote has been withheld with respect to the election of any nominee for director will not be counted as a vote for such nominee. Shares as to which authority to vote has been withheld and abstentions will be treated as being present at the Annual Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter. Abstentions and broker nonvotes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions and broker nonvotes are not counted as an affirmative vote for purposes of determining whether a proposal has been approved thereof.

      When a signed proxy is returned with choices specified with respect to voting matters, the shares represented are voted by the proxies designated on the proxy in accordance with the stockholder's instructions. The proxies for the stockholders are Todd M. Binet and E. Scott Crist. If a signed proxy is returned and the stockholder has made no specifications with respect to voting matters, the shares will be voted for the election of seven nominees for director and in favor of all the proposals described in this Proxy Statement and, at the discretion of the proxies, on any other matter that may properly come before the Annual Meeting or any adjournment.

      Proxies given by stockholders of record for use at the Annual Meeting may be revoked at any time prior to the exercise of the powers conferred. In addition to revocation in any other manner permitted by law, stockholders of record giving a proxy may revoke the proxy by an instrument in writing, executed by the stockholder or his attorney authorized in writing or, if the stockholder is a corporation, under its corporate seal, by an officer or attorney thereof duly authorized, and deposited either at the corporate headquarters of the Company at any time up to and including the last business day preceding the day of the annual meeting, or any adjournment thereof, at which the proxy is to be used, or with the chairman of such Annual Meeting on the day of the Annual Meeting or adjournment thereof. Upon either of such deposits, the proxy is revoked.

      As of the Record Date, all of the present directors and executive officers of the Company, as a group of seven persons, owned beneficially 5,150,937 shares, or 52.2% of the total outstanding shares, and options and warrants which by their terms are exercisable within 60 days, of the Common Stock of the Company (See also Securities Ownership of Certain Beneficial Owners and Management). To the knowledge of management, as of the Record Date, the only executive officers, directors and nominees for director who owned beneficially five percent or more of the Company's outstanding shares of Common Stock were E. Scott Crist, Manuel Landa, Oscar Garcia and Ricardo Orea.

      A list of stockholders on the Record Date will be available for examination by any stockholder for any purpose germane to the Annual Meeting and at the Company's offices, 2700 Post Oak, Suite 1000, Houston, Texas 77056, during ordinary business hours during the ten days preceding the Annual Meeting, and at the time and place of the meeting.

      The Company will appoint one or more inspectors to act at the meeting and to make a written report thereof. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and according to the best of their ability. The inspectors will ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties required by law.

      The enclosed proxy is solicited on behalf of the Board of Directors of the Company. The cost of soliciting proxies in the accompanying form will be borne by the Company. Officers of the Company may solicit proxies by mail, telephone or telegraph. The Company will be assisted in distributing, gathering and tabulating proxies by its stock transfer agent, American Stock Transfer & Trust Company, as part of the services provided by it as the Company's transfer agent. Upon request, the Company will reimburse brokerage firms and others for their expenses in forwarding proxy material to the beneficial owners and soliciting them to execute the proxies.

The Company estimates that its costs to solicit, distribute, gather and tabulate proxies will be approximately $7,500.

      The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, including audited financial statements, will accompany the mailing to stockholders of this Proxy Statement. A copy of any exhibits to the Report on Form 10-K will be furnished to any stockholder upon request.

                                  PROPOSAL ONE
          THE ELECTION OF SEVEN DIRECTORS FOR A ONE-YEAR TERM AND UNTIL
              THEIR SUCCESSORS ARE DULY ELECTED AND SHALL QUALIFY

      Seven directors are proposed to be elected at the Annual Meeting. Each director will serve until the next Annual Meeting of stockholders or until a successor shall be elected and shall qualify. Proxies in the accompanying form will be voted for the nominees, except where authority is withheld by the stockholder. The election of directors will be decided by a plurality of votes cast.

      The nominees for directors are Todd M. Binet, E. Scott Crist, Jack M. Fields, Jr., Oscar Garcia, Darrel O. Kirkland, Manuel Landa, and Ricardo Orea. All nominees are presently members of the Board of Directors.

      If any of the nominees should become unable to accept election, the persons named in the proxy may vote for such other person or persons as may be designated by the Board of Directors. Management has no reason to believe that any of the nominees will be unable to serve.

      Information with respect to nominees is set forth in the section of this Proxy Statement titled "Management."

THE BOARD OF DIRECTORS URGES STOCKHOLDERS TO VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

                                   MANAGEMENT

                     OFFICERS, DIRECTORS AND OTHER KEY EMPLOYEES

The officers, directors and other key employees of the Company, and their ages, as of April 26, 1999 are as follows:

NAME                      AGE    POSITION
----                      ---    --------
E. Scott Crist             35    Director; Chief Executive Officer

Manuel Landa               38    Chairman of the Board; Chief Operating Officer;

Todd M. Binet (1)          34    Director; President; Chief Financial Officer;
                                 Secretary; Treasurer

Oscar Garcia               37    Director; Vice President of International Long
                                 Distance Operations and Value Added Services.

Ricardo Orea               38    Director; President of Systems Integration
                                 Services

Juan Carlos Salas          32    Director of Long Distance Services of Mexico

Jose Luis Apan             37    Director of Value Added Services of Mexico

E. Russell Hardy           58    Chief Executive Officer of INTERLINK (Satellite
                                 Services Operations)

Marco A. Castilla          32    Vice President of International Affairs and
                                 Corporate Counsel

Jesse E. Morris            31    Vice President of Finance and Corporate
                                 Controller; Assistant Treasurer

Darrel O. Kirkland (1)(2)  59    Director

Jack M. Fields, Jr. (1)(2) 47    Director

(1)   Member of the Audit Committee of the Board of Directors.
(2)   Member of the Compensation Committee of the Board of Directors.

E. SCOTT CRIST has served as Chief Executive Officer of the Company since July 1996. Prior to joining the Company, Mr. Crist was a founder of Orion Communications, Inc., a long distance company, where he served as Founder and President. He was also President and Chief Executive Officer for Matrix Telecom, a long-distance company which ranked #7 on THE INC. MAGAZINE list of the 500 fastest growing private companies in 1995. He also founded DNS Communications ("DNS"), a long-distance reseller. He served as DNS's Chief Executive Officer from its inception until DNS's merger with Matrix Telecom. Formerly, he served as Vice President of Acquisitions for Trammell Crow Group, where he specialized in U.S. capital market transactions. Mr. Crist has an M.B.A. from the J.L. Kellogg School at Northwestern University, and received a B.S.

MAGNA CUM LAUDE in Electrical Engineering with an emphasis on telecommunications design from North Carolina State University.

MANUEL LANDA has served as the Company's Chief Operating Officer since January 1999 and as Chairman of the Board and as a member of the Board of Directors since May 1996. From 1986 until he joined Telscape, Mr. Landa served as Export Sales Manager for Condumex, the largest Mexican manufacturer of electrical products with exports to the United States, Canada, Latin America and Europe. While at Condumex, Mr. Landa also served as Plant Manager, in which capacity he directed the Insulating Materials Division. Prior to joining Condumex, Mr. Landa worked in the consumer and industrial electronics business of Philips, a Dutch company, where he served as Design Engineer for its Industrial Audio-Video Division. Mr. Landa received a degree in Electronic and Communications Engineering from La Salle University in Mexico City, where he graduated MAGNA CUM LAUDE. He also has a diploma in Total Quality Management from the Instituto Tecnologico de Estudios Superiores Monterrey.

TODD M. BINET has served as the Company's President and Chief Financial Officer since January 1999. Prior to that, he served as the Company's Executive Vice President and Chief Financial Officer since January 1997. Mr. Binet has been a member of the Board of Directors since March 1997. Mr. Binet has over 10 years of business and management experience. Prior to joining the Company, he served as an officer and director of St. James Capital Corp., the general partner to St. James Capital Partners, a merchant banking fund, from January 1996 to December 1996. Prior to his service with St. James, from July 1992 to December 1995, Mr. Binet served as Treasurer and Corporate Counsel for Alamo Group Inc., an international company listed on the New York Stock Exchange ("NYSE"). Mr. Binet received a B.B.A. in finance from Southern Methodist University and graduated CUM LAUDE. He also received an M.B.A. from the Wharton School of Business and holds a J.D. from the University of Pennsylvania. Mr. Binet also holds a license to practice law in the state of Texas, although the license is currently inactive.

OSCAR GARCIA has served as the Company's Vice President of International Long Distance Operations and Value Added Services since December 1998 and as a member of the Board of Directors of the Company since May 1996. Mr. Garcia co-founded Vextro and served as Vextro's Vice President of Operations since 1988. From 1987 until he co-founded Vextro, Mr. Garcia served as Engineering Manager for Infosistemas, which at that time was the exclusive AT&T telephone equipment distributor in Mexico. Prior to that, Mr. Garcia was Sales Support Manager for Macrotel de Mexico S.A. de C.V., a subsidiary of Macrotel, Inc., a Florida telephone key systems company with exports to Mexico and Latin America. Before that, Mr. Garcia held the position of design engineer for the R&D department of GTE, at that time the leading U.S. telecommunications company involved in PBX and KSU manufacturing in Mexico. Mr. Garcia holds an undergraduate degree in Electronic and Communications Engineering from La Salle University in Mexico City, a diploma in Marketing from La Salle University and a degree in Business Administration from the University of California at Berkeley, extension program in Mexico City.

RICARDO OREA has served as President of the Company's Systems Integracion Services, since December 1998 and has served as a member of the Board of Directors of the Company since May 1996. Mr. Orea co-founded Vextro and served as Vextro's Vice President of Sales and Marketing since 1988. Prior to joining Vextro, Mr. Orea was Electronic Control Systems Plant Manager for Asea Brown Boveri, a Swedish electrical control and switchgear equipment manufacturer. Before that, Mr. Orea worked for GTE in its Purchasing and Logistics Department as System Integrator and Supplier Development Manager. Earlier, he was Technical

Service Manager for MISA, a Mexican computer mainframes and telecommunications maintenance service company which served major financial accounts and universities. Mr. Orea received an undergraduate degree in Electronic and Communications Engineering from La Salle University in Mexico City and has a diploma in Business Administration from the University of California at Berkeley, extension program in Mexico City.

JUAN CARLOS SALAS has served as the Company's Director of International Long Distance Operations since December 1998. Prior to that Mr. Salas served as the Company's Assistant Director of Marketing for Telscape de Mexico since joining the Company at the beginning of 1998. Prior to joining the Company he served as a Manager in the Regulatory Department of Avantel S.A. where in this capacity he developed international relationships with MCI and other international carriers as well as represented Avantel S.A. in the International Group whose responsibility was to develop and implement the international regulatory framework with the COFETEL in Mexico. Mr. Salas received his MBA in 1996 from the Instituto Panamericano de Alta Direcion de Empresa in Mexico City and his degree in Economic at Instituto Tecnologico Autonomo de Mexico.

JOSE LUIS APAN has served as Director of Value Added Services since December 1998. Prior to that, he served as the Company's Director of Marketing since joining the Company on July 1, 1996. Prior to joining the Company, he was co-founder and Chief Executive Officer of Integracion from 1992 to 1997. From 1986 until he founded Integracion, Mr. Apan served as Regional Telecommunications Manager for Hewlett-Packard Latin America where he was responsible for the installation and operation of the Voice, Data and Video Digital Network for the Latin America Region. Mr. Apan has an MBA from the Instituto Tecnologico Autonomo de Mexico and holds an undergraduate degree in Chemical Engineering from the Universidad Iberoamericana in Mexico City. Mr. Apan is also a Registered Communications Distribution Designer from the Building Institute of Construction Industry in Tampa, Florida.

E. RUSSELL HARDY has served as Chief Executive Officer of INTERLINK, the Company's Satellite Services operations since it was founded in May 1998. Prior to joining the Company, Mr. Hardy worked for 28 years in various capacities at California Microwave, Inc, serving as President of its Services Division for the last 13 years. While serving at California Microwave, Inc., Mr. Hardy served in various capacities in the Satellite Communications Division, Defense Products Division and the Telecommunications Division. Mr. Hardy has a Bachelor of Science in Electrical Engineering from the University of California at Berkeley and a Master of Science in Electrical Engineering from San Jose State University.

MARCO A. CASTILLA has served as Vice President of International Affairs and Corporate Counsel since July 1998. Prior to joining the Company, Mr. Castilla worked as Foreign Legal Advisor at Swidler & Berlin, Chartered. At Swidler & Berlin, Mr. Castilla practiced in the telecommunications group, representing and advising several U.S. and international telecommunications companies in their entry into newly competitive markets, including with respect to regulatory and transactional matters and in structuring their foreign operations. From December 1995 to September 1996, Mr. Castilla worked as a Foreign Associate at the international law firm Rogers & Wells in Washington D.C. At Rogers & Wells, Mr. Castilla devoted most of his practice to capital market financing, project financing and mergers and acquisitions. Mr. Castilla holds law degrees from Harvard Law School (L.L.M.) and with honors from the Universidad Iberoamericana in Mexico City (J.D.). Mr. Castilla is a member of the Inter-American Bar Association and the Harvard International Law Society.

JESSE E. MORRIS has served as the Company's Vice President of Finance and Corporate Controller since January 1999. Prior to that he served as the Corporate Controller since October 1997. Prior to joining the Company Mr. Morris worked from January 1992 until October 1997 with Arthur Andersen LLP, a multi-national accounting and consulting professional services firm, where he last served as Experienced Audit Manager. Mr. Morris received his B.B.A. in Accounting and Finance and his Masters in Professional Accountancy from the University of Texas. Mr. Morris is a Certified Public Accountant with the State of Texas.

DARRELL O. KIRKLAND has served as a member of the Board of Directors of the Company since March 1996. Mr. Kirkland is a principal consultant with Kirkland & Associates, a management consulting firm specializing in telecommunications. A registered Professional Engineer, Mr. Kirkland has many years of experience in long distance, microwave, wireless, fiber and local transmission services. He has held general management and marketing positions with MCI Air Signal, CPI Microwave, and Discovery Communications. Current and recent clients include MCI, Skytel, IXC Communications, Prime Cable and Winstar Wireless. Mr. Kirkland received a B.B.A. from the University of Texas and an M.S. in Industrial Engineering from the University of Houston.

JACK M. FIELDS, JR. has served as a member of the Board of Directors of the company since November 1998. Mr. Fields served as a U.S. Congressman representing Texas' 8th Congressional District in the United States House of Representative from 1981 to 1997, retiring as chairman of the House Telecommunications and Finance subcommittee. Under his leadership, Congress enacted the 1996 Telecommunications Act. Mr. Fields served on the Telecommunications and Finance Subcommittee from 1985 until his retirement. During his years of service, the subcommittee maintained jurisdiction over interstate and international telecommunications, the Federal Communications Commission, as well as the telephone, cellular, cable and broadcast industries. In addition, the subcommittee maintained jurisdiction over the Securities and Exchange Commission, including the activities of investment bankers, stock brokers, investment advisors, stock exchanges and the mutual fund industry. After retiring in 1997, Mr. Fields founded two companies; Texana Global, Inc. and international trading corporation, and Twenty-First Century Group, Inc., a Washington, D.C.-based governmental affairs and strategic planning company. Mr. Fields currently serves on the boards of AIM Management Group, Inc. and Administaff, Inc., as well as the Houston Metropolitan Study Group.

      Each officer of the Company holds office until such officer's successor is chosen and qualified in such officer's stead or until such officer's death or until such officer's resignation or removal from office. Certain officers have employment contracts with the Company (See Employment Agreements).

      Each of the directors, except Mr. Fields, were elected at the Company's Annual Meeting held on June 26, 1998 and currently hold office until the next annual meeting of the Company's stockholders on June 21, 1999 or until their successors are elected and qualified. Pursuant to the Company's By-Laws, Mr. Fields was elected on November 30, 1998 to the Company's Board of Directors by the Board of Directors to fill a vacancy. Mr. Fields will hold office until the next annual meeting of the Company's stockholders or until his successor is elected and qualified.

               SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and

Exchange Commission and the NASDAQ. Executive officers, directors and greater than 10% stockholders are required by certain regulations to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on its review of the copies of Forms 3 and 4, as furnished to the Company, pursuant to the Exchange Act during its most recent fiscal year, and Forms 5 with respect to its most recent fiscal year, it is the Company's belief that any such forms required to be filed pursuant to Section 16(a) of the Exchange Act were timely filed, as necessary by the officers, directors and security holders required to file the same during the fiscal year ended December 31, 1998 with one exception, Mr. Binet did not timely file the necessary Form 4 for a transaction effectively occurring on November 12, 1998. The Form 5 for this transaction was subsequently filed on February 9, 1999.


                             EXECUTIVE COMPENSATION

                        REPORT ON EXECUTIVE COMPENSATION

      In March 1997, the Company established the Compensation Committee of the Board which is responsible for administering the Company's executive compensation programs and policies. The Company's executive compensation programs are designed to attract, motivate and retain the executive talent needed to optimize stockholder value in a competitive environment. The programs are intended to support the goal of increasing stockholder value while facilitating the business strategies and long-range plans of the Company.

      The following is the Compensation Committee's report addressing the compensation of the Company's executive officers.

                       COMPENSATION POLICY AND PHILOSOPHY

      The Company's executive compensation policy is designed to establish an appropriate relationship between executive pay and the Company's annual performance, its long term growth objectives and its ability to attract and retain qualified executive officers. The Company's policy is based on the belief that the interests of the executives should be closely aligned with the Company's stockholders. The Compensation Committee attempts to achieve these goals by integrating annual base salaries with (i) annual incentive bonuses based on corporate performance, based on the achievement of specified performance objectives set forth in the Company's financial plan for such fiscal year, and based on individual performance, and (ii) stock options through the Company's stock option plans. The Compensation Committee's philosophy is to review salaries paid to executive officers with comparable responsibilities in comparable businesses and offer salaries to its executives which are in the lower range of those offered by such comparable businesses. In addition, the components of each executive officer's compensation is weighted to the bonus and option components. This results in a meaningful portion of each executive's compensation being placed at-risk and linked to the accomplishment of specific results that are expected to lead to the creation of value for the Company's stockholders from both the short-term performance and long term success of the Company. The Compensation Committee considers all elements of compensation and the compensation policy when determining individual components of pay.

      The Compensation Committee believes that leadership and motivation of the Company's employees are critical to achieving the objectives of the Company. The Compensation

Committee is responsible for ensuring that its executive officers are compensated in a way that furthers the Company's business strategies and which aligns their interests with those of the stockholders. To support this philosophy, the following principles provide a framework for executive compensation: (i) offer compensation opportunities that attract the best talent to the Company; (ii) motivate individuals to perform at their highest levels;
(iii) reward outstanding achievement; (iv) retain those with leadership abilities and skills necessary for building long-term stockholder value; (v) maintain a significant portion of executives' total compensation at risk, tied to both the annual and long-term financial performance of the Company and the creation of incremental stockholder value; and (iv) encourage executives to manage from the perspective of owners with an equity stake in the Company.

                        EXECUTIVE COMPENSATION COMPONENTS

      As discussed below, the Company's executive compensation package is primarily comprised of three components: base salary, annual incentive bonuses and stock options.

      Base Salary. For fiscal 1998, the Compensation Committee approved the base salaries of the Named Executive Officers (as defined below) based on (i) salaries paid to executive officers with comparable responsibilities employed by companies with comparable businesses, (ii) performance and accomplishment of the Company in fiscal 1998 which is the most important factor, and (iii) individual performance reviews for fiscal 1998 for most executive officers. The Compensation Committee's philosophy is to review salaries paid to executive officers with comparable responsibilities in comparable businesses and offer salaries to its executives which are in the lower range of those offered by such comparable businesses. In addition, the components of each executive officer's compensation is weighted to the bonus and option components. This results in a meaningful portion of each executive's compensation being placed at-risk and linked to the accomplishment of specific results that are expected to lead to the creation of value for the Company's stockholders from both the short-term performance and long term success of the Company. The Compensation Committee reviews executive officer salaries annually and exercises its judgement based on all the factors described above in making its decision, subject to the terms of such officer's employment agreement. No specific formula is applied to determine the weight of each criteria.

      Annual Incentive Bonuses. Annual incentive bonuses for the Named Executive Officers are based upon the following criteria: (i) the Company's financial performance for the current fiscal year, (ii) the furthering of the Company's strategic position in the marketplace, and (iii) individual merit. The Company paid incentive bonuses to the Named Executive Officers (as defined below) as depicted in the Summary Compensation Table.

      Long Term Incentive Compensation. Stock options encourage and reward effective management which results in long-term corporate financial success, as measured by stock price appreciation. The Compensation Committee believes that option grants afford a desirable long-term compensation method because they closely ally the interests of management with stockholder value and that grants of stock options are the best way to motivate executive officers to improve long-term stock market performance. The vesting provisions of options granted under the Company's stock option plans are designed to encourage longevity of employment with the Company and generally extend over a three year period.

                     COMPENSATION OF CHIEF EXECUTIVE OFFICER

      The Board believes that E. Scott Crist, the Company's Chief Executive Officer, provides valuable services to the Company and that his compensation should therefore be competitive with that paid to executives at comparable companies. In addition, the Compensation Committee believes that an important component of his compensation should be based on Company performance. Mr. Crist's annual base salary for fiscal 1998 was $95,000. Mr. Crist's annual base salary for fiscal 1999 is $125,000. The factors which the Compensation Committee considered in setting his annual base salary were his individual performance and pay practices of peer companies relating to executives of similar responsibility. Additionally, Mr. Crist received an annual incentive bonus of $75,000 which was determined by the Compensation Committee after considering the Company's performance in fiscal year 1998 in relation to the Company's financial plans for 1998 as well as Mr. Crist's individual performance.

                      INTERNAL REVENUE CODE SECTION 162(M)

      Under Section 162(m) of the Internal Revenue Code (the "Code"), the amount of compensation paid to certain executives that is deductible with respect to the Company's corporate taxes is limited to $1,000,000 annually, if certain requirements of section 162(m) are not met. It is the current policy of the Compensation Committee to maximize, to the extent reasonably possible, the Company's ability to obtain a corporate tax deduction for compensation paid to executive officers of the Company to the extent consistent with the best interests of the Company and its stockholders.


                              The Compensation Committee:
                              Darrel O. Kirkland
                              Jack M. Fields, Jr.

                           SUMMARY COMPENSATION TABLE

      The following table sets forth the aggregate cash compensation paid for services rendered to the Company during the last three fiscal years by the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company (together, the "Named Executive Officers") who served as such during the 1997 fiscal year.

                                                                                      LONG-TERM COMPENSATION
                                                                      -----------------------------------------------------
                               ANNUAL COMPENSATION (1)                       AWARDS                       PAYOUTS
                      --------------------------------------------    -------------------------     -----------------------

                                                          OTHER                     SECURITIES
       NAME AND                                           ANNUAL      RESTRICTED     UNDERLYING                  ALL OTHER
       PRINCIPAL                              BONUS       COMPEN         STOCK        OPTIONS/        LTIP        COMPEN
     POSITION (2)      YEAR    SALARY ($)     ($)(3)     SATION($)      AWARDS($)      SARS (#)      PAYOUTS(#)   SATION($)
     ------------      ----    ----------     ------     ---------    -----------   -----------      ----------  ----------
  Scott Crist; Chief   1998     $109,548     $75,000       --            --           29,625          --           --
  Executive Officer    1997     $ 87,308     $75,000       --            --             --            --           --
                       1996     $ 14,423       --          --            --          350,000          --           --

  Manuel Landa;        1998     $ 80,000     $75,000       --            --           29,625          --           --
  Chairman,            1997     $ 80,000     $75,000       --            --             --            --           --
  Chief Operating      1996     $ 33,000       --          --            --           75,000          --           --
  Officer,
  CEO of Telereunion
  and Vextro

  Oscar Garcia;        1998     $ 80,000     $75,000       --            --           29,625          --           --
  VP of Telereunion,   1997     $ 80,000     $50,000       --            --             --            --           --
  VP of Operations     1996     $ 33,000       --          --            --           75,000          --           --
  of Vextro

  Ricardo Orea;        1998     $80,000      $75,000       --            --           29,625          --           --
  VP of Telereunion,   1997     $80,000      $50,000       --            --             --            --           --
  VP of Marketing of   1996     $33,000        --          --            --           75,000          --           --
  Vextro

  Todd M. Binet;       1998     $92,684      $75,000       --            --           37,031          --           --
  President and        1997     $74,346      $50,000       --            --          250,000          --           --
  Secretary,           1996        --          --          --            --             --            --           --
  Treasurer and CFO

-----------------------
      (1) Each of the Company's officers received perquisites and other personal benefits in addition to salary and bonuses. The aggregate amount of such perquisites and other personal benefits, however, does not exceed the lesser of $50,000 or 10 percent of the total of the annual salary and bonus reported for any of the Named Executive Officers for each of the reported years.

      (2) The following summarizes each executive's employment commencement dates: Mr. Crist, August, 1996; Mr. Landa, May, 1996; Mr. Garcia, May, 1996; Mr. Orea, May, 1996; Mr. Binet, January, 1997. Compensation information is provided for each Named Executive Officer from such officers employment commencement date.
      (3) Represents annual bonus award earned for the fiscal year noted, even though such bonus was paid in the following fiscal year.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR (1998)

      The following table sets forth certain information with respect to options granted during the last fiscal year to the Named Executive Officers.

                         NUMBER OF          % OF TOTAL
                        SECURITIES         OPTIONS/SARS
                        UNDERLYING          GRANTED TO                                                 FAIR MARKET
                       OPTIONS/SARS        EMPLOYEES IN         EXERCISE                              VALUE AT DATE
       NAME             GRANTED (#)        FISCAL YEAR        PRICE ($/SH)       EXPIRATION DATE      OF GRANT (1)
       ----             -----------        -----------        ------------       ---------------      ------------
Scott Crist......           29,625               5.5%               $7.50        October 9, 2008         $99,906
Manuel Landa.....           29,625               5.5%               $7.50        October 9, 2008         $99,906
Oscar Garcia.....           29,625               5.5%               $7.50        October 9, 2008         $99,906
Ricardo Orea.....           29,625               5.5%               $7.50        October 9, 2008         $99,906
Todd Binet.......           37,031               6.9%               $7.50        October 9, 2008        $117,311

(1) The calculation of fair market value was performed utilizing the Black-Scholes model utilizing the following assumptions: expected volatility of 50%, risk-free rate of return of 5.6%, dividend yield of 0%, and expected life of 10 years.

          AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL
                           YEAR END OPTION/SAR VALUES

      The following table sets forth-certain information with respect to options exercised during fiscal 1998 by the Named Executive Officers and with respect to unexercised options held by such persons at the end of fiscal 1998.

                                                                                          VALUE OF UNEXERCISED
                                                   NUMBER OF SECURITIES UNDERLYING     IN-THE-MONEY OPTION/SARS AT
                       SHARES                      UNEXERCISED AT FISCAL YEAR END(#)      FISCAL YEAR END ($)(1)
                    ACQUIRED ON        VALUE       --------------------------------   -----------------------------
      NAME          EXERCISE (#)      REALIZED      EXERCISABLE      UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
      ----          ------------      --------      -----------      -------------    -----------     -------------
Scott Crist......      22,222         268,109         327,778           29,625         $901,390            $0
Manuel Landa.....        --              --           100,000           29,625         $325,625            $0
Oscar Garcia.....        --              --           100,000           29,625         $325,625            $0
Ricardo Orea.....        --              --           100,000           29,625         $325,625            $0
Todd Binet.......        --              --           187,500           99,531         $671,875         $1,031,250

      (1) The calculations of the value of unexercised options are based on the difference between the closing price of $7.25 per share on NASDAQ of the Common Stock on December 31, 1998, and the exercise price of each option, multiplied by the number of shares covered by the option.

                            COMPENSATION OF DIRECTORS

      Directors are reimbursed for their ordinary and necessary expenses incurred in attending meetings of the Board of Directors or a committee thereof. The Company pays directors who are not also employees of the Company $500 for each meeting of the Board of Directors they attend. Directors of the Company are eligible to participate in the Company's 1996 Stock Option and Appreciation Rights Plan, the 1998 Stock Option and Appreciation Rights Plan, if adopted, and the Company's 1994 Directors Stock Option Plan.

      Non-employee directors may receive an annual grant of options to purchase 10,000 shares of the Company's Common Stock. In October 1998, Mr. Kirkland received a grant of 10,000 shares of the Company's common stock exercisable at $7.50 a share with a four year vesting period. In November 1998, Mr. Fields received a grant of 10,000 shares of the Company's common stock exercisable at $7.25 a share with a one year vesting period.

                              EMPLOYMENT AGREEMENTS

      The Company entered into an employment agreement with Mr. E. Scott Crist, effective August 1, 1996, which agreement provides that Mr. Crist will serve as President and Chief Executive Officer. The agreement terminates on the third anniversary thereof unless terminated sooner for cause. The agreement provides that Mr. Crist will be entitled to receive a minimum annual compensation of $95,000 and a bonus based on Company and personal performance. The minimum annual compensation is adjusted to the extent Mr. Crist receives a raise in annual salary. Under the terms of the employment agreement, Mr. Crist was granted options to purchase 350,000 shares of Common Stock at $4.50 per share, vesting one-third each year commencing August 1, 1997, and automatically vest if the Company's Common Stock trading price exceeds $13 per share for 20 consecutive trading days. These options vested during 1998.

      In connection with the Company's acquisition of Telereunion, Inc., the Company entered into employment agreements with each of Messrs. Landa, Garcia and Orea, effective as of May 14, 1996. The employment agreements provide, among other things, that Mr. Landa will serve as President and CEO of Telereunion and that Messrs. Garcia and Orea will each serve as a vice president of Telereunion. Each employment agreement terminates May 14, 1999, unless earlier terminated by Telereunion for cause. Messrs. Landa, Garcia and Orea are entitled to each receive a minimum annual compensation of $80,000 under his respective employment agreement.

      On January 13, 1997, the Company entered into an employment agreement with Mr. Binet. The agreement provides, among other things, that Mr. Binet will serve as Executive Vice President and Chief Financial Officer of the Company. The employment agreement terminates on January 13, 2000, unless terminated earlier for cause. Mr. Binet is entitled to a minimum annual compensation of $70,000 under the employment agreement and a bonus based on Company and personal performance. The minimum annual compensation is adjusted to the extent that Mr. Binet receives a raise in annual salary. As part of the employment agreement, Mr. Binet was granted an option to purchase 250,000 shares of Common Stock, 166,667 at $4.00 and 83,333 at $3.25 which vest over a three year period on a quarterly basis after the first year. In connection with a change in control of the Company that results in Mr. Binet no longer maintaining the position of Executive Vice President and CFO of the surviving company, the option becomes immediately exercisable.

           SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information, as of April 26, 1999, with respect to the beneficial ownership of Common Stock by each director, each Named Executive Officer included in the Summary Compensation Table, the directors and executive officers as a group and each stockholder known to management to own beneficially more than 5% of the Common Stock. Unless otherwise noted, the persons listed below have sole voting and investment power with respect to such shares.

NAME AND                                     NUMBER OF SHARES              PERCENTAGE
ADDRESS                                     BENEFICIALLY OWNED          BEFICIALLY OWNED
-------                                     ------------------          ----------------
E. Scott Crist                                   1,321,950(1)                      13.4%
2700 Post Oak Boulevard, Suite 1000
Houston, Texas 77056

Manuel Landa                                     1,117,559(2)(3)                   11.3%
2700 Post Oak Boulevard, Suite 1000
Houston, Texas 77056

Ricardo Orea                                     1,116,490(3)(4)                   11.3%
Moras No. 430
Col. Del Valle, Del Benito Juarez
03100 Mexico, D.F.

Oscar Garcia                                     1,110,490(3)(5)                   11.3%
Moras No. 430
Col. Del Valle, Del Benito Juarez
03100 Mexico, D.F.

Todd M. Binet                                      467,971(6)                       4.7%
2700 Post Oak Boulevard, Suite 1000
Houston, Texas 77056

Darrel Kirkland                                     12,906(7)                        --*
803 Forest View
Austin, TX 78746

Jack M. Fields, Jr.                                  3,571(8)                        --*
8810 Will Clayton Pkwy, Suite E
Humble, TX 77338

All directors and named executive                5,150,937(9)                      52.2%
officers as a group (7 persons)

--------------------------------------------------------------------------------
*     Less than 1%

      (1) Includes shares of Common Stock issuable upon exercise of the Series A Common Stock Warrant which have vested and are exercisable with respect to rights to purchase 300,000 shares of Common Stock at $2.19 per share owned Delaware Guaranteed Trust Co. F/B/O Mr.

Crist. The Series A Common Stock Warrant is currently exercisable and lapses on May 16, 2003. Also included are the shares of Common Stock issuable upon exercise of a Series B Common Stock Warrant representing the right to purchase 49,000 shares of Common Stock at $2.19 per share held by Delaware Guarantee & Trust Co. F/B/O Mr. Crist. The Series B Common Stock Warrant is currently exercisable and expires on May 16, 2003. Includes options to purchase 327,778 shares of Common Stock at $4.50 per share, which are presently exercisable. Excludes options to purchase 29,625 shares of common stock at $7.50 per share, as such options are not exercisable within sixty (60) days of this table.

      (2) Includes shares of Common Stock issuable upon exercise of a Series A Common Stock Warrant which have vested and become exercisable with respect to rights to purchase 215,676 shares of Common Stock at $2.19 per share owned by Mr. Landa, as well as rights to purchase 326,883 shares of Common Stock held by Forest International, L.L.C. ("Forest"). Mr. Landa is the beneficial owner of Forest. The Series A Common Stock Warrant lapses on May 16, 2003. Excludes options to purchase 29,625 shares of Common Stock at $7.50 per share as such options are not exercisable within sixty (60) days of this table.

      (3) Includes options to purchase 25,000 and 75,000 shares of Common Stock at $1.35 and $4.875 per share, respectively, all of which options are presently exercisable.

      (4) Includes shares of Common Stock issuable upon exercise of the Series A Common Stock Warrant which have vested and become exercisable with respect to rights to purchase 247,208 shares of Common Stock at $2.19 per share owned by Mr. Orea, as well as rights to purchase 294,282 shares of Common Stock held by Cloud International, L.L.C. ("Cloud"). Mr. Orea is the beneficial owner of Cloud. The series A Common Stock Warrant lapses on May 16, 2003. Excludes options to purchase 29,625 shares of Common Stock at $7.50 per share as such options are not exercisable within sixty (60) days of this table.

      (5) Includes shares of Common Stock issuable upon exercise of the Series A Common Stock Warrant which have vested and become exercisable with respect to rights to purchase 241,208 shares of Common Stock at $2.19 per share owned by Mr. Garcia, as well as rights to purchase 294,282 shares of Common Stock held by Sky International, L.L.C. ("Sky"). Mr. Garcia is the beneficial owner of Sky. The Series A Common Stock Warrant lapses on May 16, 2003. Excludes options to purchase 29,625 shares of Common Stock at $7.50 per share as such options are not exercisable within sixty (60) days of this table.

      (6) Includes shares of Common Stock issuable upon exercise of the Series A Common Stock Warrant representing the right to purchase 143,596 shares of Common Stock at $2.19 per share. Also, included are shares of Common Stock issuable upon exercise of a Series B Common Stock Warrant representing the right to purchase 25,000 shares of Common Stock at $2.19 per share. The Series A Common Stock Warrant and the Series B Common Stock Warrant both expire on May 16, 2003. Includes options to purchase 83,333 shares of Common Stock at $3.25 per share and options to purchase 104,167 shares of Common Stock at $4.00 per share, all of which are presently exercisable. Excludes options to purchase 62,500 shares of Common Stock at $4.00 per share and 37,031 shares of Common Stock at $7.50 per share as such options are not exercisable within sixty (60) days of this table. Excludes 10,000 Series A Warrants and 10,000 Series B Warrants which are held in trust for the benefit of Mr. Binet's two minor children. Mr. Binet disclaims beneficial ownership of these shares.

      (7) Includes options to purchase 10,000 shares of Common Stock at $3.75 per share and 2,406 shares of Common Stock at $7.50 per share, all of which options are presently exercisable.

Excludes options to purchase 7,219 shares of Common Stock at $7.50 per share and 10,000 shares of Common Stock at $8.188 as such options are not exercisable within sixty (60) days of this table.

      (8) Excludes options to purchase 10,000 shares of Common Stock at $7.25 and 10,000 shares at $8.188 as such options are not exercisable within sixty
(60) days of this table.

      (9) Includes options and warrants to purchase 2,964,819 shares of Common Stock, all of which are exercisable within sixty (60) days of the date of this table.

           CERTAIN INFORMATION RELATING TO THE BOARD OF DIRECTORS AND
                            COMMITTEES OF THE BOARD

      The Board of Directors of the Company held four formal meetings during 1998. The Board of Director's Compensation Committee held one formal meeting during the year. The Audit Committee held one formal meeting during the year. Each of the directors, except Mr. Fields who was elected to the Board of Directors in November 1998, who are nominated in the Proxy Statement and who served during 1998 as a director or as a member of the Compensation Committee attended all of the Board and Compensation Committee Meetings held in 1998 during the period in which they served as a director, except Mr. Kirkland who attended six of the seven meetings held while he was a director.

                               FUTURE TRANSACTIONS

      Although the Company intends that the terms of any future transactions and agreements between the Company and its directors, officers, principal stockholders or other affiliates will be no less favorable than could be obtained from unaffiliated third parties, no assurances can be given in this regard. Any such future transactions that are material to the Company and are not in the ordinary course of business will be approved by a majority of the Company's independent and disinterested directors.

                     STOCKHOLDER RETURN PERFORMANCE PRESENTATION

      Set forth below is a line graph comparing the yearly change in the Company's Common Stock since the Company's initial public offering in August 1994 against the NASDAQ Telecommunications Industry Index and the NASDAQ Stock Market Index.

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                              AUGUST
   DESCRIPTION                 1994      1994      1995      1996      1997      1998
--------------------------   --------  --------  --------  --------  --------  --------
Telscape International ($)   $ 100.00  $  57.69  $  42.31  $  48.07  $ 122.10  $ 111.53
S & P 500 ($) ............   $ 100.00  $ 101.54  $ 139.69  $ 171.77  $ 229.08  $ 294.54
NASDAQ US ($) ............   $ 100.00  $ 104.89  $ 148.35  $ 182.42  $ 223.79  $ 314.59
NASDAQ Telecom ($) .......   $ 100.00  $  95.99  $ 125.66  $ 128.49  $ 190.26  $ 310.70

(1) The graph assumes that $100 was invested in August 1994 in the Company's Common Stock and in the S & P 500, the NASDAQ Stock Market Index and the NASDAQ Telecommunications Index and that all dividends were re-invested. No dividends have been declared or paid in the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

                   RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

      BDO Seidman, LLP served as the independent public accountants providing auditing, financial and tax services to the Company for fiscal year 1998 .The Company expects that representatives of BDO Seidman will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and that they will be available to respond to appropriate questions.

      The Company has an Audit Committee of the Board of Directors, which is composed of three (3) members and held one (1) meeting during fiscal 1998. The Audit Committee reviews and reports to the Company's Board of Directors with respect to various auditing and accounting matters, including recommendations as to the selection of the Company's independent public accountants, the scope of the audit procedures, the nature of the services to be performed for the Company, the fees to be paid to the Company's independent public accountants, the performance of the Company's independent public accountants and the accounting practices of the Company.

                              STOCKHOLDER PROPOSALS

      A proper proposal submitted by a stockholder in accordance with applicable rules and regulations for presentation at the Company's 1999 annual meeting that is received at the Company's principal executive office by January 31, 2000 will be included in the Company's proxy statement and form of proxy for that meeting.

                         PERSONS MAKING THE SOLICITATION

      The enclosed proxy is solicited on behalf of the Board of Directors of the Company. The cost of soliciting proxies in the accompanying form will be borne by the Company. Officers of the Company may solicit proxies by mail, telephone or telegraph The Company will be assisted in distributing, gathering and tabulating proxies by its stock transfer agent, American Stock Transfer & Trust Company, as part of the services provided by it as the Company's transfer agent. Upon request, the Company will reimburse brokerage firms and others for their expenses in forwarding proxy material to the beneficial owners and soliciting them to execute the proxies. The Company estimates that its costs to solicit, distribute, gather and tabulate proxies will be approximately $7,500.

                                  OTHER MATTERS

      The Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters set forth herein. Should any other matter requiring a vote of stockholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their best judgment in the interest of the Company.

      WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. YOUR VOTE IS IMPORTANT. IF YOU ARE A STOCKHOLDER OF RECORD AND ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE VOTE.


                              BY ORDER OF THE BOARD OF DIRECTORS,


                              TODD M. BINET
                              SECRETARY

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                          TELSCAPE INTERNATIONAL, INC.

                                 JUNE 21, 1999

                Please Detach and Mail in the Envelope Provided

--------------------------------------------------------------------------------

A [X] Please mark your
      votes as in this
      example.

1. TO ELECT SEVEN DIRECTORS TO SERVE FOR ONE YEAR        FOR THE
   AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED     NOMINEES      WITHHOLD
   AND SHALL QUALIFY. (INSTRUCTION: To withhold       LISTED AT RIGHT  AUTHORITY
   authority to vote for the nominee strike a line         [ ]            [ ]
   through the nominee's name at right:)

                                                   Nominees: Todd M. Binet
                                                             E. Scott Crist
                                                             Jack M. Fields, Jr.
                                                             Oscar Garcia
                                                             Darrel O. Kirkland
                                                             Manuel Landa
                                                             Ricardo Orea

IF NO CONTRARY SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

Signature __________________________  __________________________ Dated:___, 1999
                                       Signature if held jointly

NOTE: When shares are held by joint tenants, both should sign. Persons signing as Executor, Administrator, Trustee, etc. should so indicate. Please sign exactly as the name appears on the proxy.

--------------------------------------------------------------------------------

                          TELSCAPE INTERNATIONAL, INC.
                       ANNUAL MEETING OF STOCKHOLDERS OF
                          TELSCAPE INTERNATIONAL, INC.
                                ON JUNE 21, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Todd M. Binet and E. Scott Crist and each or either of them proxies, with power of substitution, to vote all shares of the undersigned at the Annual Meeting of Stockholders to be held on June 21, 1999 at 9:00 a.m. at the University Club, 5051 Westheimer, 355 Post Oak Tower, Houston, Texas 77056, or at any adjournment thereof, upon the matters set forth in the Proxy Statement for such meeting, and in their discretion, or such other business as may properly come before the meeting.

                  (Continued and to be signed on reverse side)